EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Verilink Corp., for the quarter ending March 31, 2011, I, James Ditanna, Chief Executive Officer and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1)

Such quarterly Report on Form 10-Q for the quarter ending December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in such quarterly report on Form 10-Q for the quarter ended December 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Verilink Corp.

Dated:  May 10, 2011

VERILINK CORP.

/s/   James Ditanna

Chief Executive Officer and

Chief Financial Officer

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